UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): October 18, 2016 (October 12, 2016)

HONGLI CLEAN ENERGY TECHNOLOGIES CORP.

(Exact name of registrant as specified in its charter)

Florida	001-15931	98-0695811
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Kuanggong Road and Tiyu Road, 10th Floor,

Chengshi Xin Yong She, Tiyu Road,

Xinhua District, Pingdingshan, Henan Province

People’s Republic of China

467000

(Address of principal executive offices and zip code)

+86-3752882999

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy A Continued Listing Rule or Standard; Transfer or Listing.

On October 12, 2016, Hongli Clean Energy Technologies Corp. received a second Determination letter (the “Additional Letter”) from the NASDAQ Stock Market (the “NASDAQ”) notifying the Company of the NASDAQ Staff’s determination that Company’s failure to file its annual report on Form 10-K and comply with Nasdaq’s filing requirements set forth in Listing Rule 5250(c)(1) serves as an additional basis for delisting the Company’s securities from The Nasdaq Stock Market. Because the Company is already before a NASDAQ Hearings Panel (the “Panel”) for its failure to comply with the minimum $1 bid price requirement, the Company will have until October 19, 2016 to request a stay of the suspension, pending the Panel’s decision. In response to the Additional Letter, the Company intends to request a stay of suspension by October 19, 2016 and address this additional issue in front of the Panel.

As previously reported, the Company received a notification letter (the “Notice”) from the NASDAQ advising the Company that for 30 consecutive business days preceding the date of the Notice, the bid price of the Company’s common stock had closed below the $1.00 per share minimum required for continued listing on The NASDAQ Capital Market pursuant to NASDAQ Marketplace Rule 5550(a)(2) (the “Minimum Bid Price Rule”). The Company was provided 180 calendar days, or until March 28, 2016, to regain compliance with the Minimum Bid Price Rule. The Company was unable to regain compliance with the Minimum Bid Price Rule by March 28, 2016. On April 4, 2016, NASDAQ granted the Company an additional 180 calendar days, or until September 26, 2016, to regain compliance with the Minimum Bid Price Rule. As of the date of this report, the Company has not regained compliance with the Minimum Bid Price Rule though it is in the process of completing a one-for-ten reverse stock split.

On September 28, 2016, the Company received a Determination letter (the “Letter”) from the NASDAQ notifying the Company of the NASDAQ Staff’s determination (the “Determination”) to delist the Company’s securities from the NASDAQ Capital Market due to its failure to regain compliance with the $1.00 per share minimum required for continued listing on the NASDAQ Capital Market pursuant to the Minimum Bid Price Rule, after the second 180 calendar day compliance period.

On October 5, 2016, the Company requested an appeal of the Determination with the NASDAQ. Accordingly, the delisting action referenced in the Letter, including suspension of the trading of the Company’s common stock and filing of Form 25-NSE with the Securities and Exchange Commission (the “SEC”), has been stayed, pending a final written decision by the Panel following Company’s oral appeal hearing scheduled for November 17, 2016. At the hearing, the Company intends to present a plan to regain compliance with the Minimum Bid Price Rule and request that the Panel allow the Company additional time within which to regain compliance. While the Company believes that it will be able to present a viable plan to regain compliance, there can be no assurance that the Panel will grant the Company’s request for a suspension of delisting or continued listing on NASDAQ.

On October 18, 2016, the Company issued a press release regarding the matters set forth in this Current Report on Form 8-K. A copy of the press release is attached as Exhibit 99.1 and is incorporated herein by reference.

Forward-Looking Statements

This report contains forward-looking statements. All statements that address operating performance, events or developments that we expect or anticipate will occur in the future are forward-looking statements. These forward-looking statements are based on management’s beliefs and assumptions and on information currently available to our management. Our management believes that these forward-looking statements are reasonable as and when made. However, you should not place undue reliance on any such forward-looking statements because such statements speak only as of the date when made. We do not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. In addition, forward-looking statements are subject to certain risks and uncertainties that could cause actual results, events and developments to differ materially from our historical experience and our present expectations or projections. These risks and uncertainties include, but are not limited to, those described in “Item 1A. Risk Factors” and elsewhere in our Annual Report on Form 10-K dated as of and filed with the SEC on October 13, 2015 and those described from time to time in other reports which we file with the SEC.

Item 9.01.	Financial Statements and Exhibits.

Exhibits.

Exhibit Number	Description

99.1	Press release, dated October 18, 2016

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: October 18, 2016	HONGLI CLEAN ENERGY TECHNOLOGIES CORP.

	By:	/s/ Jianhua Lv
	Name:	Jianhua Lv
	Its:	Chief Executive Officer